                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                      )        CHAPTER 11
                                            )
W. R. GRACE & CO., ET AL.(1)                )        CASE NO. 01-1139 (JKF)
                                            )
                           DEBTORS.         )        (JOINTLY ADMINISTERED)

                    GLOSSARY OF TERMS USED IN PLAN DOCUMENTS

Terms defined herein apply to the Plan, the Disclosure Statement and all other
Plan Documents except where specifically provided for otherwise.

(1) The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a
    Grace Specialty Chemicals, Inc.), W. R. Grace & Co. Conn., A-1 Bit & Tool
    Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB
    Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace,
    Inc., Coalgrace II, Inc., Creative Food `N Fun Company, Darex Puerto Rico,
    Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy
    Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I,
    Inc., (f/k/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc.
    (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN
    Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company,
    Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba,
    Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy
    Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc.,
    Grace H-G II Inc., Grace Hotel Services Corporation, Grace International
    Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore
    Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace
    Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R.
    Grace Capital Corporation., W. R. Grace Land Corporation, Gracoal, Inc.,
    Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover
    Square Corporation, Homco International, Inc., Kootenai Development Company,
    L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc.,
    Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises,
    Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA
    Holdings Corporation), MRA Intermedco, Inc. (F/k/a Nestor-BNA, Inc.), MRA
    Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium
    Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating
    Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc.,
    Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a
    Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

1.   "ADDITIONAL INDEMNITIES" shall have the meaning ascribed to it in Section
     3.5 of the Asbestos Trust Agreement.

2.   "ADMINISTRATIVE EXPENSE CLAIM" shall mean: (i) any Claim constituting a cost or expense of administration in the Chapter 11 Cases, on or after the
     Petition Date but prior to the Effective Date, under Bankruptcy Code ss.ss.
     503(b), 507(a)(1), 507(b) or 1114(e)(2), including: (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b)
     any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligation incurred or assumed by the
     Debtors (including any executory contracts of the Debtors assumed pursuant to Bankruptcy Code ss. 365 by order of the Bankruptcy Court or the Plan) in connection with the conduct of their businesses or for the acquisition or lease of property or the rendition of services, and (d) any allowed compensation or reimbursement of expenses awarded or allowed under
     Bankruptcy Code ss.ss. 330(a), 331 or 503, and (ii) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. ss. 1930.

3.   "AFFILIATE" shall mean as to any specified Entity: (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, the specified Entity, and (ii) any Entity that is an "affiliate" (within the meaning of Bankruptcy Code ss. 101(2)) of the specified Entity. As used in clause (i) of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of
     Capital Stock of that Entity, by contract, or otherwise).

4.   "ALLOWED" shall mean:

     (a)  With respect to Asbestos Claims, in such amount as is determined pursuant to the procedures set forth in the respective TDPs or the
          CMO, as applicable.

     (b)  With respect to any Claim other than an Administrative Expense Claim or Asbestos Claim, as to which a proof of Claim was Filed within the applicable period of limitation fixed in accordance with Bankruptcy
          Rule 3003(c)(3) by the Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Bankruptcy
          Rules, or a Final Order of the Bankruptcy Court, or (ii) as to which an objection to the allowance thereof has been interposed within such time as is set by the Bankruptcy Court pursuant to the Plan, the
          Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the
          Bankruptcy Court, such Claim to the extent that such objection has been (A) overruled in whole or in part by a Final Order of the
          Bankruptcy Court, or (B) resolved by agreement of the relevant parties, or (C) resolved via settlement, mediation, litigation, or otherwise pursuant to the terms of any alternative dispute resolution program that is implemented in the Chapter 11 Cases.

     (c)  With respect to any Claim other than an Administrative Expense Claim or Asbestos Claim, as to which no proof of Claim was Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy
          Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court,
          such Claim to the extent that it has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and not otherwise subject to an objection Filed within such time as is set by the Bankruptcy Court pursuant to the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court;

     (d)  With respect to any Equity Interest in Parent, any Equity Interest
          registered in the stock register maintained by or on behalf of the
          Debtors as of the Voting Record Date; and

     (e)  With respect to any Claim that is asserted to constitute an
          Administrative Expense Claim:

          (i)  that represents a Claim of a Professional to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy
               Court; or

          (ii) other than with respect to a Claim of a Professional, (X) a Claim to the extent that the Debtors or the Reorganized Debtors
               determine it to constitute an Administrative Expense Claim, or
               (Y) a Claim to the extent it is allowed in whole or in part by a
               Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the
               Bankruptcy Court, to constitute a cost or expense of
               administration under Bankruptcy Code ss.ss. 503 or 1114.

5.   "ALLOWED AMOUNT" shall mean the lesser of: (i) the dollar amount of an
     Allowed Claim; or (ii) the Estimated Amount of a Claim, but only to the extent that the Court has expressly estimated such Claim for purposes of distribution.

6.   "ARTICLES OF INCORPORATION" shall mean Certificate of Incorporation.

7.   "ASBESTOS CHANNELING INJUNCTION" shall mean the order(s) entered or affirmed by the District Court, in accordance with and pursuant to
     Bankruptcy Code ss.ss. 524(g), 105(a) and/or 1141 or otherwise, permanently and forever staying, restraining, and enjoining any Entity from taking any action against any Asbestos Protected Party (except as may be specifically provided in such order(s)) for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any
     Asbestos Claims, all of which shall be channeled to the Asbestos Trust for resolution as set forth in the appropriate TDPs (other than actions brought to enforce any right or obligation under the Plan or any agreement or instrument between the Debtors or the Reorganized Debtors, on the one hand, and the Asbestos Trust, on the other hand, entered into pursuant to the
     Plan). The Asbestos Channeling Injunction is further described in Section
     8.2 of the Plan.

8.   "ASBESTOS CLAIMS" shall mean all Asbestos PI Claims and Asbestos PD Claims.

9.   "ASBESTOS INSURANCE ACTION" shall mean any claim, cause of action, or right of any Debtor or Reorganized Debtor, as the case may be, against any
     Asbestos Insurance Entity, arising from or related to: (i) any such
     Asbestos Insurance Entity's failure to provide coverage, pay or agree to pay a Claim under an Asbestos Insurance Policy; (ii) the refusal of any such Asbestos Insurance Entity to compromise or settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy; or (iii) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

10.  "ASBESTOS INSURANCE ENTITY" shall mean any Entity (other than the Debtors and the Non-Debtor Affiliates), including any insurance company, broker, or guaranty association, that has issued, or that has actual or potential liability, duties or obligations with respect to, any Asbestos Insurance
     Policy.

11.  "ASBESTOS INSURANCE ENTITY INJUNCTION" shall mean the injunction described in Section 8.3 of the Plan.

12.  "ASBESTOS INSURANCE POLICY" shall mean any insurance policy, whether known or unknown, including the policies listed on the schedule attached as
     Exhibit 10 in the Exhibit Book, that actually or potentially provides insurance coverage for any Asbestos Claim; provided that an Asbestos
     Insurance Policy shall not include any rights or obligations under any insurance policy or settlement agreement to which any of the Debtors are a party insofar as the insurance policy or settlement agreement relates to
     Workers' Compensation Claims.

13.  "ASBESTOS INSURANCE RIGHTS" shall mean any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action, and choses in action related to any of the Asbestos Insurance Policies and/or the Asbestos Insurance Settlement
     Agreements, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including:

     (a)  any and all rights to pursue or receive payments with respect to
          Asbestos Claims under any Asbestos Insurance Policy or any Asbestos
          Insurance Settlement Agreement, whether for liability, defense, or otherwise;

     (b)  any and all rights to pursue or receive payments related to any
          Asbestos Insurance Policy and/or any Asbestos Insurance Settlement
          Agreement that was entered into by any domestic or foreign insolvent insurance company, whether in receivership, liquidation,
          rehabilitation, run-off, scheme of arrangement, or any other form of proceeding; and

     (c)  any and all rights to pursue or receive payments related to any
          Asbestos Insurance Policy and/or any Asbestos Insurance Settlement
          Agreement from any insurance guaranty association of a Governmental
          Unit in connection with any insurance guaranty association statute of any Governmental Unit;

     provided that Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy or settlement agreement to which any of the Debtors are a party insofar as the insurance policy or settlement agreement relates to Workers' Compensation Claims.

14.  "ASBESTOS INSURANCE SETTLEMENT AGREEMENT" shall mean any settlement agreement between or among any of the Debtors, the Reorganized Debtors, the
     Non-Debtor Affiliates, or any of them or their predecessors, and a Resolved
     Asbestos Insurance Company or a Settled Asbestos Insurance Company relating to any Asbestos Claim or any Asbestos Insurance Action.

15.  "ASBESTOS MEDICAL MONITORING CLAIM" shall mean: (i) a Claim, Demand, or remedy, including all related claims, debts, obligations, or liabilities for compensatory (including general, special, and consequential damages)
     and punitive damages, (ii) a cross-claim, contribution claim, subrogation claim, reimbursement claim or indemnity claim, or (iii) any debt, liability, or obligation of one or more of the Debtors or any other
     Asbestos Protected Party (whether or not such Claim, Demand, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), for, relating to, or arising out of, resulting from, or attributable to, directly or indirectly:

     (a)  personal injuries or damages by or on behalf of those who have not, as of the Petition Date, suffered any personal injury but who are alleging that:

          (i)  the Debtors (or any of their respective past or present
               Affiliates, any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other
               Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable) wrongfully caused them to be significantly exposed to hazardous asbestos fibers,

          (ii) this exposure significantly increased the Claimant's risk of contracting a serious latent disease,

          (iii) medical monitoring could reasonably be expected to result in early detection of the onset and mitigation of the severity of such disease, and

          (iv) because of this exposure it is necessary for the Claimant to be examined by a physician or receive medical testing more often that he or she otherwise would.

Asbestos Medical Monitoring Claims are included within the Class of Asbestos
PI-AO Claims.

16.  "ASBESTOS PD CLAIM" shall mean: (i) a Claim, Demand, or remedy, including all related claims, debts, obligations, or liabilities for compensatory
     (including general, special, and consequential damages) and punitive damages, (ii) a cross-claim, contribution claim, subrogation claim, reimbursement claim or indemnity claim, or (iii) any debt, liability, or obligation of one or more of the Debtors or any other Asbestos Protected
     Party (whether or not such Claim, Demand, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty):

     (a)  arising directly from acts or omissions of one or more of the Debtors
          (or any of their respective past or present Affiliates, any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); and

     (b)  for, relating to, or arising out of, resulting from, or attributable to, directly or indirectly, the cost of removal, abatement, diminution of property value, environmental damage, or economic loss caused or allegedly caused:

          (i)  by asbestos in products or materials manufactured, sold, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors (or any of their respective past or present Affiliates, any of the predecessors of any of the Debtors or any of their respective past or present
               Affiliates, or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); or

          (ii) from vermiculite mined, milled, or processed by the Debtors (or any of their respective past or present Affiliates, any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose
               products or operations any of the Debtors allegedly has liability or is otherwise liable).

     Notwithstanding anything to the contrary, Previously Settled/Adjudicated
     Asbestos Claims are not included within the Class of Asbestos PD Claims.
     ZAI Claims are included within the Class of Asbestos PD Claims.

17.  "ASBESTOS PD CLAIMANT" shall mean the Holder of an Asbestos PD Claim.

18.  "ASBESTOS PD CLASS FUND" shall mean the aggregate dollar amount, as determined by the Court in the Estimation Order, that must be funded into the Asbestos Trust (on or within thirty-one (31) days of the Effective
     Date) so as to enable all Allowed Claims in the Class of Asbestos PD Claims to be paid in full by the Asbestos Trust as, or as soon as practicable after, they become Allowed Claims.

19.  "ASBESTOS PD COMMITTEE" shall mean the Official Committee of Asbestos
     Property Damage Claimants appointed in the Chapter 11 Cases.

20.  "ASBESTOS PERSONAL INJURY CLAIM" shall mean an Asbestos PI Claim.

21.  "ASBESTOS PERSONAL INJURY-ASYMPTOMATIC / OTHER CLAIM" shall mean an
     Asbestos PI-AO Claim.

22.  "ASBESTOS PERSONAL INJURY-SYMPTOMATIC / ELIGIBLE CLAIM" shall mean an
     Asbestos PI-SE Claim.

23.  "ASBESTOS PI CLAIM" shall mean: (i) a Claim, Demand, or remedy, including all related claims, debts, obligations, or liabilities for compensatory
     (including general, special, and consequential damages) and punitive damages, (ii) a cross-claim, contribution claim, subrogation claim, reimbursement claim or indemnity claim, or (iii) any debt, liability, or obligation of one or more of the Debtors or any other Asbestos Protected
     Party (whether or not such Claim, Demand, remedy, debt, liability, or obligation is

     reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured;
     whether or not the facts of or legal bases therefor are known or unknown;
     and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), for, relating to, or arising out of, resulting from, or attributable to, directly or indirectly:

     (a)  death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, disease, loss of consortium, survivorship, medical monitoring, or other personal injuries or other damages caused, or allegedly caused, and arising or allegedly arising, from acts or omissions of one or more of the Debtors (or any of their respective past or present Affiliates, any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose products or operations any of the
          Debtors allegedly has liability or is otherwise liable); and

     (b)  exposure to:

          (i)  any products or materials containing asbestos that were manufactured, sold, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors
               (or any of their respective past or present Affiliates, or any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose
               products or operations any of the Debtors allegedly has liability or is otherwise liable); or

          (ii) vermiculite mined, milled or processed by the Debtors (or any of their respective past or present Affiliates, any of the
               predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose
               products or operations any of the Debtors allegedly has liability or is otherwise liable).

     Notwithstanding anything to the contrary, neither Workers' Compensation
     Claims nor Previously Settled/Adjudicated Asbestos Claims are included within the Class of Asbestos PI Claims.

24.  "ASBESTOS PI CLAIMANT" shall mean the Holder of an Asbestos PI Claim.

25.  "ASBESTOS PI COMMITTEE" shall mean the Official Committee of Asbestos
     Personal Injury Claimants appointed in the Chapter 11 Cases.

26.  "ASBESTOS PI PRE-PETITION LITIGATION BAR DATE" shall mean the date that the
     Court establishes, by the Estimation Procedures Order or other order of the
     Court, as the last day for Filing Asbestos PI Pre-petition Litigation
     Claims.

27.  "ASBESTOS PI PRE-PETITION LITIGATION CLAIM" shall mean any Asbestos PI
     Claim that is based upon either (i) a Pre-petition Lawsuit for which no judgment or enforceable settlement was reached before the Petition Date, or
     (ii) to the extent that a final judgment was rendered or an enforceable settlement was reached, and the settlement or judgment, as applicable, places any obligation(s) upon any Debtor(s), such Debtor(s) has not satisfied its obligations pursuant to the judgment or settlement.

28.  "ASBESTOS PI PROOF OF CLAIM FORM" shall mean the proof of claim form, as it may be modified from time to time, that each Holder of an Asbestos PI Claim must file, either pursuant to the terms of the Debtors' proposed Estimation
     Procedures Order or pursuant to the Plan and the applicable TDP, in order to receive a distribution in these Chapter 11 Cases.

29.  "ASBESTOS PI QUESTIONNAIRE" shall mean the questionnaire, as it may be modified from time to time, that each Holder of an Asbestos PI Claim must complete and submit, either pursuant to the terms of the

     Debtors' proposed Estimation Procedures Order or pursuant to the Plan and the applicable TDP, in order to receive a distribution in these Chapter 11
     Cases.

30.  "ASBESTOS PI-AO CASH-OUT CLAIM" shall mean an Asbestos PI-AO Claim that is eligible for the Cash-Out Option under the Plan and the Holder of which has elected such Cash-Out Option.

31.  "ASBESTOS PI-AO CLAIM" or "ASBESTOS PERSONAL INJURY-ASYMPTOMATIC / OTHER
     CLAIM" shall mean any Asbestos PI Claim that is not an Asbestos PI-SE Claim and is not a Previously Settled/Adjudicated Asbestos Claim.

32.  "ASBESTOS PI-AO CLAIMANT" shall mean the Holder of an Asbestos PI-AO Claim.

33.  "ASBESTOS PI-AO CLASS FUND" shall mean the aggregate dollar amount, as determined by the Court in the Estimation Order, that must be funded into the Asbestos Trust (on or within thirty-one (31) days of the Effective
     Date) so as to enable all Allowed Claims in the Class of Asbestos PI-AO
     Claims to be paid in full by the Asbestos Trust as, or as soon as practicable after, they become Allowed Claims.

34.  "ASBESTOS PI-SE CASH-OUT CLAIM" shall mean an Asbestos PI-SE Claim that is eligible for the Cash-Out Option under the Plan and the Holder of which has elected such Cash-Out Option.

35.  "ASBESTOS PI-SE CLAIM" or "ASBESTOS PERSONAL INJURY-SYMPTOMATIC ELIGIBLE
     CLAIM" shall mean an Asbestos PI Claim that is not a Previously
     Settled/Adjudicated Asbestos Claim, and whose Holder meets the Asbestos
     PI-SE Eligibility Requirements.

36.  "ASBESTOS PI-SE CLAIMANT" shall mean the Holder of an Asbestos PI-SE Claim.

37.  "ASBESTOS PI-SE CLASS FUND" shall mean the aggregate dollar amount, as determined by the Court in the Estimation Order, that must be funded into the Asbestos Trust (on or within thirty-one (31) days of the Effective
     Date) so as to enable all Allowed Claims in the Class of Asbestos PI-SE
     Claims to be paid in full by the Asbestos Trust as, or as soon as practicable after, they become Allowed Claims.

38.  "ASBESTOS PI-SE ELIGIBILITY REQUIREMENTS" shall mean the Medical/Exposure
     Criteria for any of Disease Levels I, II, III, IV, V or VI under the PI-SE
     TDP.

39.  "ASBESTOS PROPERTY DAMAGE CLAIM" shall mean an Asbestos PD Claim.

40.  "ASBESTOS PROTECTED PARTY" shall mean any of the following parties:

     (a)  the Debtors;

     (b)  the Reorganized Debtors;

     (c)  the Non-Debtor Affiliates;

     (d)  predecessors of the Debtors and the Non-Debtor Affiliates;

     (e)  the Resolved Asbestos Insurance Companies;

     (f)  the Sealed Air Indemnified Parties;

     (g)  the Fresenius Indemnified Parties;

     (h)  any Entity that, pursuant to the Plan or otherwise on or after the
          Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the
          Non-Debtor Affiliates, the Sealed Air Indemnified Parties, or the
          Fresenius Indemnified Parties, or any

          of their respective assets (but only to the extent that any liability is asserted to exist as a result of its becoming such a transferee or successor);

     (i)  any Entity that, pursuant to the Plan or otherwise on or after the
          Effective Date, makes a loan to any of the Reorganized Debtors, the
          Non-Debtor Affiliates, the Asbestos Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the
          Reorganized Debtors, the Non-Debtor Affiliates, or the Asbestos Trust
          (but only to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent any Encumbrance of assets made in connection with such a loan is sought to be invalidated, upset or impaired in whole or in part as a result of its being such a lender);

     (j)  each of the respective present and future Affiliates of each of the
          Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the
          Sealed Air Indemnified Parties, the Fresenius Indemnified Parties, and
          the Resolved Asbestos Insurance Companies (but only to the extent that any liability is asserted to exist as a result of its becoming such an
          Affiliate); or

     (k)  each of the respective Representatives of each of the Debtors, the
          Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air
          Indemnified Parties, the Fresenius Indemnified Parties, and the
          Resolved Asbestos Insurance Companies.

     41.  "ASBESTOS-RELATED LUNG CANCER 1" shall mean a Claim that meets the
          Medical/Exposure Criteria for Disease Level V under the PI-SE TDP.

     42.  "ASBESTOS-RELATED LUNG CANCER 2" shall mean a Claim that meets the
          Medical/Exposure Criteria for Disease Level IV under the PI-SE TDP.

     43.  "ASBESTOS-RELATED OTHER CANCER" shall mean a Claim that meets the
          Medical/Exposure Criteria for Disease Level III under the PI-SE TDP.

     44.  "ASBESTOS TRUST" shall mean the WRG Asbestos Trust, a Delaware statutory trust, established in accordance with the Asbestos Trust
          Agreement, created upon entry of the Confirmation Order and effective on the Effective Date.

     45.  "ASBESTOS TRUST ACCOUNTS" shall have the meaning ascribed to it in
          Section 4.1 of the Asbestos Trust Agreement.

     46.  "ASBESTOS TRUST AGGREGATE FUND" shall mean the sum of the Asbestos
          PI-SE Class Fund, the Asbestos PI-AO Class Fund, the Asbestos PD Class
          Fund, and the Asbestos Trust Expenses Fund.

     47.  "ASBESTOS TRUST AGREEMENT" shall mean the agreement, effective as of the Effective Date, substantially in the form of Exhibit 5 in the
          Exhibit Book, to be entered into by and among the Debtors, the Future
          Claimants' Representative, the TAC and the Trustees in connection with the formation of the Asbestos Trust.

     48.  "ASBESTOS TRUST ASSETS" shall mean the Debtors' Payment and the Sealed
          Air Payment, and any proceeds thereof.

     49.  "ASBESTOS TRUST EXPENSES" are all costs, tax obligations arising out of the assets comprising the Asbestos Trust Expenses Fund, and expenses of or imposed on the Asbestos Trust, including: (i)
          compensation of the Trustees, the FCR, the TAC and each of their professionals; (ii) insurance premiums; (iii) legal, accounting and other Professional fees and expenses; (iv) overhead; and (v)
          disbursements and expenses relating to the implementation of the TDPs, but excluding (A) payments to the Holders of Asbestos Claims on account of such Claims and (B) the cost of litigating any Asbestos
          PI-AO Claims whose Holders elect the Litigation Option.

     50.  "ASBESTOS TRUST EXPENSES FUND" shall mean the aggregate dollar amount, as determined by the Court in the Estimation Order, that must be funded into the Asbestos Trust (on or within thirty-one (31) days of the Effective Date) so as to enable the Asbestos Trust Expenses to be paid in full as, or as soon as practicable after, they become due.

     51.  "ASBESTOSIS" shall mean a Claim that meets the Medical/Exposure
          Criteria for Disease Level I under the PI-SE TDP.

     52.  "BALLOT" shall mean the form or forms distributed to certain Holders of Claims and Equity Interests by which such parties may indicate acceptance or rejection of the Plan.

     53.  "BANKRUPTCY CODE" shall mean title 11 of the United States Code, as set forth in ss.ss. 101 et seq., and applicable portions of titles 18 and 28 of the United States Code.

     54.  "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware.

     55.  "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy
          Procedure, as amended, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court.

     56.  "BLACKSTONE" shall mean The Blackstone Group L.P., the financial advisors to the Debtors.

     57.  "BOARD OF DIRECTORS" shall mean the Board of Directors of any of the
          Debtors, or any of the Reorganized Debtors, as the case may be, as it may exist from time to time.

     58.  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)) in the United
          States of America.

     59.  "BY-LAWS" shall mean the by-laws of any of the specified Debtors, as amended as of the Effective Date or thereafter.

     60.  "CAPITAL STOCK" shall mean, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of equity interest in that corporation; and (ii) any other
          Entity, any share, membership, or percentage interest, unit of participation, or other equivalent (however designated) in or of equity interest in that Entity.

     61.  "CASE MANAGEMENT MOTION" shall mean a motion Filed or to be Filed with the Court in the Chapter 11 Cases, which will seek, among other things, to establish the procedural framework for the
          post-Confirmation Date adjudication of Asbestos Claims.

     62.  "CASE MANAGEMENT ORDER" or "CMO" shall mean the contemplated order by which the relief sought in the Case Management Motion shall be effectuated.

     63.  "CASH" shall mean lawful currency of the United States of America.

     64.  "CASH-OUT OPTION" shall mean one of the treatment options available to be chosen by the Holders of Asbestos PI Claims, as described in
          Section 3.2 of the Plan.

     65.  "CERTIFICATE OF INCORPORATION" or "ARTICLES OF INCORPORATION" shall mean the Certificate or Articles of Incorporation or equivalent document of any of the Debtors, as applicable, as amended as of the
          Effective Date or thereafter.

     66.  "CHAPTER 11 CASES" shall mean the cases commenced by the Filing, on the Petition Date, by the Debtors of voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

     67.  "CLAIM" shall mean a claim (as defined in Bankruptcy Code ss. 101(5))
          against a Debtor, including any right to: (i) payment from any of the
          Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

     68.  "CLAIMANT" shall mean the Holder of a Claim.

     69.  "CLAIMS MATERIALS" shall mean the Claims materials prepared by the
          Asbestos Trust for use by Claimants as described in Section 5.3.2 of
          Plan.

     70.  "CLASS" shall mean any group of Claims or Equity Interests classified by the Plan pursuant to Bankruptcy Code ss. 1122(a)(1).

     71.  "CLINICALLY SEVERE ASBESTOSIS" shall mean a Claim that meets the
          Medical/Exposure Criteria for Disease Level II under the PI-SE TDP.

     72.  "CMO" shall mean the Case Management Order.

     73.  "CONFIRMATION DATE" shall mean the date the clerk of the District
          Court enters on the docket an order entering or affirming the
          Confirmation Order.

     74.  "CONFIRMATION HEARING" shall mean the hearing that the Court conducts to consider confirmation of the Plan pursuant to Bankruptcy Code ss.
          1129, as such hearing may be adjourned or continued from time to time.

     75.  "CONFIRMATION ORDER" shall mean the order(s) entered by the District
          Court on the Confirmation Date confirming the Plan.

     76.  "CONFIRMATION PROCEDURES ORDER" shall mean the order(s) of the
          Bankruptcy Court (i) approving procedures relating to the solicitation and tabulation of votes with respect to the Plan; and (ii) providing or establishing the basis for calculating the amount of any Claim or
          Equity Interest for voting purposes.

     77.  "CONTINGENT CLAIM" shall mean any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Claim and whether or not a relationship between the Holder of such Claim and the Debtor now or hereafter exists or previously existed.

     78.  "COURT" shall mean either the Bankruptcy Court or the District Court, as appropriate.

     79.  "DEBTOR IN POSSESSION" or "DEBTORS IN POSSESSION" shall mean one or more of the Debtors, each in its capacity as a debtor in possession pursuant to Bankruptcy Code ss.ss. 1107(a) and 1108.

     80.  "DEBTORS" or "GRACE" shall mean, collectively, W. R. Grace & Co.
          (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co.-Conn., A-1
          Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation,
          Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.),
          CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food `N Fun
          Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey
          and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five
          Alewife Boston Ltd., G C Limited Partners I, Inc. (f/k/a Grace Cocoa
          Limited Partners I, Inc.), G C Management, Inc. (f/k/a Grace Cocoa
          Management, Inc.), GEC Management Corporation, GN Holdings, Inc., GPC
          Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B
          Inc., Grace A-B II Inc., Grace Chemical

                                       10

          Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company,
          Grace Energy Corporation, Grace Environmental, Inc., Grace Europe,
          Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services
          Corporation, Grace International Holdings, Inc. (f/k/a Dearborn
          International Holdings, Inc.), Grace Offshore Company, Grace PAR
          Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon
          Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R.
          Grace Capital Corporation, W. R. Grace Land Corporation, Gracoal,
          Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation,
          Hanover Square Corporation, Homco International, Inc., Kootenai
          Development Company, L B Realty, Inc., Litigation Management, Inc.
          (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management,
          Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA
          Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA
          Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc.
          (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a
          Environmental Liability Management, Inc., E&C Liquidating Corp.,
          Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water
          Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a
          Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal
          Company.

     81.  "DEBTORS' PAYMENT" shall mean the consideration delivered on the thirty-first (31st) day after the Effective Date, by or on behalf of the Debtors or the Reorganized Debtors, on account of the Asbestos
          Claims to the Asbestos Trust pursuant to Section 7.2.2 of the Plan.
          The Debtors' Payment shall be comprised of:

          (a)  the positive difference, if any, between the Asbestos Trust
               Aggregate Fund and the Sealed Air Payment, with such difference to be funded by:

               (i)  Warrants in an amount sufficient to fund the Asbestos PI-AO
                    Class Fund; and

               (ii) Parent Common Stock valued at the average of the closing prices on The New York Stock Exchange for the trading days within the thirty (30) calendar days beginning on the
                    Effective Date, such Parent Common Stock being subject to, among other things, the transactions described in Section
                    7.2.2 of the Plan; and

          (b)  additional Warrants in an amount such that, upon the payment of the Sealed Air Payment and the Debtors' Payment into the Asbestos
               Trust, the Parent Common Stock and Warrants (if exercised) that make up the Debtors' Payment would constitute the majority of the issued and outstanding voting shares of the Reorganized Parent.

          For purposes of determining the Debtors' Payment, the Sealed Air
          Common Stock shall be valued at the average of the closing prices on
          The New York Stock Exchange for the trading days within the thirty
          (30) calendar days beginning on the Effective Date.

     82.  "DEMAND" shall mean a present or future demand for payment that (i)
          was not a Claim in the Chapter 11 Cases prior to the Effective Date;
          (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos Channeling Injunction;
          and (iii) pursuant to the Plan, shall be dealt with by the Asbestos
          Trust.

     83.  "DISALLOWED" shall mean (a) with respect to a Claim or Equity
          Interest, disallowed in its entirety by a Final Order of the
          Bankruptcy Court, District Court, or another court of competent jurisdiction; or (b) with respect to an Asbestos PI Claim whose Holder elects the Cash-Out Option, determined not to be entitled to a payment pursuant to the terms of the PI-SE TDP or PI-AO TDP, as applicable.

     84.  "DISCLOSURE STATEMENT" shall mean the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, approved by order of the Bankruptcy Court in connection with the Plan pursuant to Bankruptcy Code ss. 1125, together with any amendments and supplements thereto.

     85.  "DISEASE LEVELS" shall mean the asbestos-related disease levels specified in Section 5.2(a)(3) of the PI-SE TDP.

                                       11

     86.  "DISPUTED CLAIM" shall mean a Claim that is neither Allowed nor
          Disallowed.

     87.  "DISTRIBUTION" shall mean the payment, distribution, or assignment under the Plan by the Reorganized Debtors of property or interests in property to: (i) any Holder of an Allowed Claim (other than an
          Asbestos Claim) or Allowed Equity Interest; and (ii) the Asbestos
          Trust.

     88.  "DISTRICT COURT" shall mean the United States District Court for the
          District of Delaware.

     89.  "EFFECTIVE DATE" shall mean the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.7 thereof shall have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

     90.  "ENCUMBRANCE" shall mean with respect to any property or asset
          (whether real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, assignment as collateral, or encumbrance of any kind or nature in respect of such property or asset
          (including any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) to secure payment of a debt or performance of an obligation.

     91.  "ENTITY" shall mean any person, individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, the United
          States Trustee or any Governmental Unit or any political subdivision thereof.

     92.  "EQUITY COMMITTEE" shall mean the Official Committee of Equity
          Security Holders appointed in the Chapter 11 Cases.

     93.  "EQUITY INTEREST" shall mean any interest in any of the Debtors pursuant to an "equity security" within the meaning of Bankruptcy Code
          ss. 101(16).

     94.  "ESTIMATED AMOUNT" shall mean (except with respect to Asbestos Claims)
          the estimated dollar value of an unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to Bankruptcy Code ss. 502(c); provided that, in the event the Court shall estimate one or more unliquidated
          Claims, Disputed Claims, or Contingent Claims for purposes of allowance, such estimate shall constitute and represent the maximum amount in which such Claims may ultimately become Allowed Claims.

     95.  "ESTIMATION MOTION" shall mean a motion Filed or to be Filed with the
          Court in the Chapter 11 Cases, which seeks, among other things, to:

          (a)  implement procedures to be used in establishing the amount of the
               Asbestos PI-SE Class Fund, the Asbestos PI-AO Class Fund, the
               Asbestos PD Class Fund, and the Asbestos Trust Expenses Fund;

          (b)  establish the Asbestos PI-SE Class Fund, the Asbestos PI-AO Class
               Fund, the Asbestos PD Class Fund, and the Asbestos Trust Expenses
               Fund; and

          (c)  set the Asbestos PI Pre-petition Litigation Bar Date.

     96.  "ESTIMATION ORDER" shall mean the order by which the Court would establish the Asbestos PI-SE Class Fund, the Asbestos PI-AO Class
          Fund, the Asbestos PD Class Fund, and the Asbestos Trust Expenses
          Fund, pursuant to the Estimation Motion.

     97.  "ESTIMATION PROCEDURES ORDER" shall mean the order by which the Court would implement procedures to be used in establishing the amount of the Asbestos PI-SE Class Fund, the Asbestos PI-AO Class Fund, the
          Asbestos PD Class Fund, and the Asbestos Trust Expenses Fund; and set
          the Asbestos PI Pre-petition

                                       12

          Litigation Bar Date, both pursuant the Estimation Motion. A proposed form of Estimation Procedures Order is Exhibit A to the Estimation
          Motion.

     98.  "EXHIBIT BOOK" shall mean the exhibits to the Disclosure Statement or the Plan, as filed contemporaneously with the Disclosure Statement and
          Plan, as such exhibits may be amended, supplemented, or modified from time to time.

     99.  "EXHIBIT BOOK SUPPLEMENT" shall mean a supplement of Plan related documents, as amended from time to time, which shall include: (i) the
          Certificate of Incorporation of the Parent, as to be amended pursuant to the Plan; (ii) the By-Laws of the Parent, as to be amended pursuant to the Plan; (iii) an opinion of counsel regarding whether the
          Asbestos Trust qualifies as a "qualified settlement fund" pursuant to
          Section 468B of the IRC; (iv) the list of rejected contracts as of the
          Effective Date; (v) the list of letters of credit, surety bonds, guaranties, and certain indemnity agreements not to be assumed pursuant to Section 9.2 of the Plan; (vi) the Management Stock
          Incentive Plan; (vii) a list of certain key members of current management who shall continue with the Reorganized Debtors; (viii) a list of the Resolved Asbestos Insurance Companies, which list may be supplemented, at the sole discretion of the Reorganized Debtors, by
          Filing a notice with the Bankruptcy Court; and (ix) a list of the
          Settled Asbestos Insurance Companies.

     100. "EXIT FINANCING" shall mean such financing agreement(s) or commitment(s) as the Debtors shall obtain to provide the Reorganized
          Debtors with appropriate credit availability.

     101. "EXPEDITED REVIEW" shall mean a review pursuant to the Expedited
          Review Process.

     102. "EXPEDITED REVIEW PROCESS" shall mean the process employed to liquidate Asbestos PI-SE Cash-Out Claims, as set forth in Section
          5.2(a) of the PI-SE TDP and the process employed to liquidate Asbestos
          PI-AO Cash-Out Claims, as set forth in Section 5.2(a) of the PI-AO
          TDP.

     103. "FCR" shall mean Future Claimants' Representative.

     104. "FEV1" shall mean forced expiratory volume (1 second), which is the maximal volume of air expelled in 1 second during performance of the spirometric test for forced vital capacity.

     105. "FIFO" shall have the meaning set forth in Section 2.1 of each of the
          TDPs.

     106. "FIFO PAYMENT QUEUE" shall have the meaning set forth in Section
          5.1(c) of the PI-SE TDP, Section 5.1(c) PI-AO TDP, or Section 5.1 of
          the PD-TDP, as applicable.

     107. "FIFO PROCESSING QUEUE" shall have the meaning set forth in Section
          5.1(a)(1) of the PI-SE TDP, as applicable.

     108. "FILE" or "FILED" shall mean file or filed with the Court in the
          Chapter 11 Cases.

     109. "FINAL ORDER" shall mean an order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing by all Entities possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired;
          provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

                                       13

     110. "FINANCIAL INFORMATION" shall mean the historical, proforma and prospective financial information included as, or incorporated by reference into, Exhibit 4 to the Disclosure Statement entitled "W. R.
          Grace & Co. and Subsidiaries, Historical, Proforma and Prospective
          Financial Information."

     111. "FRESENIUS" shall mean Fresenius Medical Care Holdings, Inc. and
          National Medical Care, Inc.

     112. "FRESENIUS INDEMNIFIED PARTIES" shall mean Fresenius and each of their respective present and former subsidiaries, parents, affiliates, officers, directors, employees, partners, trustees, shareholders, beneficiaries, agents, attorneys, predecessors, successors, and assigns, including Fresenius Medical Care AG and Fresenius AG, but not
          including the Debtors, the Reorganized Debtors and Sealed Air.

     113. "FRESENIUS PAYMENT" shall mean the $115,000,000 consideration to be paid by Fresenius to the Debtors pursuant to the terms of the
          Fresenius Settlement Agreement.

     114. "FRESENIUS SETTLEMENT AGREEMENT" shall mean that certain settlement agreement and release of claims dated February 6, 2003 by and among the Parent, Grace-Conn, Fresenius, the Asbestos PI Committee, and the
          Asbestos PD Committee, in the form attached as Exhibit 13 in the
          Exhibit Book, as such agreement may be amended from time to time.

     115. "FUTURE CLAIMANTS' REPRESENTATIVE" or "FCR" shall mean David T.
          Austern (or any court-appointed successor), appointed as the legal representative for future asbestos-related personal injury Claimants in the Chapter 11 Cases for the purpose of protecting the interests of persons that may subsequently assert Demands channeled to the Asbestos
          Trust.

     116. "FVC" shall mean forced vital capacity, which is the maximal volume of air expired with a maximally forced effort from a position of maximal inspiration.

     117. "GENERAL UNSECURED CLAIM" shall mean any Claim in the Chapter 11 Cases that is not an Administrative Expense Claim, Priority Tax Claim,
          Priority Claim, Secured Claim, Unsecured Pass-Through Employee Related
          Claim, Workers' Compensation Claim, Intercompany Claim, Asbestos PI-SE
          Claim, Asbestos PI-AO Claim, or Asbestos PD Claim.

     118. "GLOSSARY" shall mean this Glossary of Terms for the Plan Documents, as this document may be modified from time to time.

     119. "GRACE" shall mean the Debtors.

     120. "GRACE-CONN" shall mean W. R. Grace & Co.-Conn., one of the Debtors in these Chapter 11 Cases.

     121. "GRACE EXPOSURE" shall have the meaning as set forth in Section
          5.4(b)(3) of the PI-SE TDP and Section 5.4(b)(2) of the PI-AO TDP.

     122. "GUC DISTRIBUTION DATE" shall mean: (a) when used with respect to a
          General Unsecured Claim that is Allowed prior to the Effective Date, the Effective Date or as soon as practicable thereafter; and (b) when used with respect to a General Unsecured Claim that is not Allowed prior to the Effective Date, the first Business Day of the next calendar quarter after the date upon which the Claim becomes Allowed, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of such next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

     123. "HOLDER" shall mean any Entity holding any Claim or Equity Interest and, with respect to a vote on the Plan, shall mean the beneficial holders on the voting record date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been properly completed and executed.

                                       14

     124. "ILO GRADE" shall mean the radiological ratings for the presence of lung changes as determined from a chest x-ray, all as established from time to time by the International Labor Organization.

     125. "INDIVIDUAL REVIEW PROCESS" shall mean the individual review process described in Section 5.2(b) of the PI-SE TDP or 5.2(b) of the PI-AO
          TDP, as applicable.

     126. "INITIAL DISTRIBUTION DATE" shall mean: (i) a date within the first sixty (60) days after the Effective Date selected by the Reorganized
          Debtors, or (ii) such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown.

     127. "INTERCOMPANY CLAIM" shall mean: (a) any Claim that arose prior to the
          Effective Date by: (i) any Debtor against any other Debtor, or (ii) a
          Non-Debtor Affiliate against any Debtor; or (b) any claim that arose prior to the Effective Date by any Debtor against any Non-Debtor
          Affiliate,.

     128. "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations (including temporary and proposed regulations) promulgated thereunder by the United States Treasury
          Department.

     129. "IRS" shall mean the United States Internal Revenue Service.

     130. "LITIGATION OPTION" shall mean one of the treatment options available to be chosen by Holders of Asbestos PI Claims, as described in Section
          3.2 of the Plan.

     131. "MANAGEMENT STOCK INCENTIVE PLAN" shall mean the W. R. Grace Stock
          Incentive Plans under which stock options exercisable for up to 8.2 million shares of Parent Common Stock have been issued to the management of Grace and the Non-Debtor Affiliates, which options will remain outstanding under the Plan, and any additional stock incentive plans which may be implemented on or after the Effective Date subject to approval by the Parent's Board of Directors.

     132. "MARCH 2003 BAR DATE" shall mean March 31, 2003, the last day for
          Filing a proof of Claim relating to pre-petition (i) Asbestos PD
          Claims (excluding ZAI Claims), (ii) non-Asbestos Claims (including all governmental claims, and all derivative asbestos claims and asbestos-related claims for contribution, indemnity, reimbursement or subrogation), and (iii) Asbestos Medical Monitoring Claims.

     133. "MARCH 2003 BAR DATE ORDER" shall mean the Court's order, dated April
          22, 2002, which established the March 2003 Bar Date.

     134. "MASTER BALLOT" shall mean a Ballot, which is cast by a representative, on behalf of a Holder or Holders of Equity Interests, pursuant to the terms and guidelines established in the Plan
          Documents.

     135. "MEDICAL/EXPOSURE CRITERIA" shall mean the medical/exposure criteria for each Disease Level set forth in SECTION 5.2(A)(3) of the PI-SE
          TDP, or the medical/exposure criteria for a Qualified PI-AO Cash-Out
          Claim set forth in Section 5.2(a)(3) of the PI-AO TDP, as applicable.

     136. "MESOTHELIOMA" shall mean malignant mesothelioma diagnosed on the basis of the findings of a board certified pathologist.

     137. "MONOKOTE-3" or "MK-3" shall mean a fireproofing product used on steel structural components to prevent or delay the steel from collapsing in the event of a building fire.

     138. "NON-DEBTOR AFFILIATE" shall mean each of the Entities designated as such in Exhibit 9 in the Exhibit Book

     139. "NON-SETTLING ASBESTOS INSURANCE COMPANY" shall mean any Asbestos
          Insurance Entity that is not a Resolved Asbestos Insurance Company or a Settled Asbestos Insurance Company.

                                       15

     140. "PARENT" shall mean W. R. Grace & Co., a Delaware corporation, the first named Debtor in the caption of the Chapter 11 Cases and ultimate parent holding company of all of the other Debtors and Non-Debtor
          Affiliates.

     141. "PARENT COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Parent or, if after the Effective Date, of the
          Reorganized Parent.

     142. "PD ACCOUNT" shall mean the account established by the Trustees under the Asbestos Trust Agreement into which the Asbestos PD Class Fund shall be placed and from which Allowed Asbestos PD Claims shall be paid as soon as practicable after the Effective Date, as further described in the Asbestos Trust Agreement and the PD TDP.

     143. "PD TRUST DISTRIBUTION PROCEDURES" or "PD TDP" shall mean the procedures, in the form attached as Exhibit 8 in the Exhibit Book, to be implemented by the Trustees pursuant to the terms and conditions of the Plan and the Asbestos Trust Agreement, to pay Allowed Asbestos PD
          Claims as set forth in such procedures.

     144. "PETITION DATE" shall mean April 2, 2001, the date on which the
          Debtors Filed their petitions for relief commencing the Chapter 11
          Cases.

     145. "PI-AO ACCOUNT" shall mean the account established by the Trustees under the Asbestos Trust Agreement into which the Asbestos PI-AO Class
          Fund shall be placed and from which Allowed Asbestos PI-AO Claims shall be paid as soon as practicable after the Effective Date, as further described in the Asbestos Trust Agreement and the PI-AO TDP.

     146. "PI-AO TRUST DISTRIBUTION PROCEDURES" or "PI-AO TDP" shall mean the procedures, in the form attached as Exhibit 7 in the Exhibit Book, to be implemented by the Trustees pursuant to the terms and conditions of the Plan and the Asbestos Trust Agreement, to liquidate, determine, and pay Allowed Asbestos PI-AO Claims as set forth in such procedures.

     147. "PI-SE ACCOUNT" shall mean the account established by the Trustees under the Asbestos Trust Agreement into which the Asbestos PI-SE Class
          Fund shall be placed and from which Allowed Asbestos PI-SE Claims shall be paid as soon as practicable after the Effective Date, as further described in the Asbestos Trust Agreement and the PI-SE TDP.

     148. "PI-SE TRUST DISTRIBUTION PROCEDURES" or "PI-SE TDP" shall mean the procedures, in the form attached as Exhibit 6 in the Exhibit Book, to be implemented by the Trustees pursuant to the terms and conditions of the Plan and the Asbestos Trust Agreement, to liquidate, determine, and pay Allowed Asbestos PI-SE Claims as set forth in such procedures.

     149. "PLAN" shall mean Debtors' Plan of Reorganization under chapter 11 of the Bankruptcy Code dated as of November 13, 2004, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect from time to time.

     150. "PLAN DOCUMENTS" shall mean the Plan, the Plan Supplement, the
          Disclosure Statement, the Glossary, and all exhibits in the Exhibit
          Book, either in their present form or as each may be amended, supplemented, or otherwise modified from time to time.

     151. "PRE-PETITION LAWSUIT" shall mean any lawsuit that was filed against any of the Debtors before the Petition Date.

     152. "PREVIOUSLY SETTLED/ADJUDICATED ASBESTOS CLAIM" shall mean any Claim based on a Final Order or a pre-petition settlement that is enforceable by a Debtor or Debtors and by the Claimant, if such Claim would constitute an Asbestos PD Claim or Asbestos PI Claim but for the
          Final Order or settlement.

                                       16

     153. "PRIORITY CLAIM" shall mean any Claim (other than an Administrative
          Expense Claim or Priority Tax Claim) to the extent such Claim is entitled to priority in right of payment under Bankruptcy Code ss.
          507.

     154. "PRIORITY TAX CLAIM" shall mean a Claim that is of a kind specified in
          Bankruptcy Code ss.ss. 502(i) or 507(a)(8).

     155. "PROFESSIONAL" shall mean an Entity (i) employed pursuant to a Final
          Order in accordance with Bankruptcy Code ss.ss. 327, 328, 363,
          524(g)(4)(B)(i) and/or 1103 and to be compensated for services rendered prior to the Confirmation Date, pursuant to Bankruptcy Code
          ss.ss. 327, 328, 329, 330 and 331, or (ii) for which compensation and reimbursement have been allowed by the Bankruptcy Court pursuant to
          Bankruptcy Code ss. 503(b)(4).

     156. "PULMONARY FUNCTION TESTING" shall mean spirometry testing that is (i)
          in material compliance with the quality criteria established by the
          American Thoracic Society and (ii) performed on equipment which is in material compliance with the standards of the American Thoracic
          Society for technical quality and calibration.

     157. "QSF" shall mean a qualified settlement fund as defined by Treasury
          Regulation Section 1.468B-1 et seq.

     158. "QUALIFIED ASBESTOS PI-AO CASH-OUT CLAIM" shall mean an Asbestos PI-AO
          Cash-Out Claim that meets the Medical/Exposure Criteria set forth in
          Section 5.2(a)(3) of the PI-AO TDP.

     159. "QUARTERLY TAX DISTRIBUTION DATE" shall mean the first Business Day of each calendar quarter following the Initial Distribution Date;
          provided that the first Quarterly Tax Distribution Date following the
          Initial Distribution Date shall be no less than ninety (90) days following such Initial Distribution Date.

     160. "REGISTRY" shall mean a list to be maintained by the Asbestos Trust for those Holders of Asbestos PI-AO Claims who choose the Registry
          Option.

     161. "REGISTRY OPTION" shall mean one of the three treatment options available to be chosen by the Holder of an Asbestos PI-AO Claim, as described in Section 3.2 of the Plan.

     162. "RELEASED MATTERS INJUNCTION" shall mean the injunction described in
          Section 8.4 of the Plan.

     163. "REORGANIZED DEBTOR," "REORGANIZED DEBTORS" or "REORGANIZED GRACE"
          shall mean the Debtor(s) from and after the Effective Date.

     164. "REORGANIZED PARENT" shall mean the Parent from and after the
          Effective Date.

     165. "REPRESENTATIVES" shall mean, with respect to any Entity, the past and present directors, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents of that Entity, or any other
          representatives or professionals of that Entity or of any of those directors, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents.

     166. "RESOLVED ASBESTOS INSURANCE COMPANY" shall mean each of the Asbestos
          Insurance Entities that has entered into an Asbestos Insurance
          Settlement Agreement with the Debtors, the Reorganized Debtors, the
          Non-Debtor Affiliates, or any of them or their predecessors pursuant to which such Asbestos Insurance Entity has fully performed all of its obligations that have arisen or that ever might arise under such
          Asbestos Insurance Settlement Agreement and which is listed on a list to be included in the Plan Supplement but only with respect to the portion of the Asbestos Insurance Policy (scheduled immediately therewith on a list to be included in the Plan Supplement) that is affected by any such Settlement Agreement.

                                       17

     167. "RETAINED CAUSES OF ACTION" shall mean the actual and potential causes of action that the Reorganized Debtors shall retain, on and after the
          Effective Date, on behalf of the Debtors, to commence and pursue, as appropriate, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the
          Chapter 11 Cases, whether such causes of action accrued before or after the Petition Date, including the actions listed on Exhibit 11 in the Exhibit Book.

     168. "SCHEDULED VALUE" shall mean each Scheduled Value available under the
          PI-SE TDP and PI-AO TDP, respectively, to those Claimants who elect the Cash-Out Option and who are determined to meet the applicable
          Medical/Exposure Criteria under the procedures set forth in the PI-SE
          TDP or PI-AO TDP, respectively.

     169. "SCHEDULES" shall mean the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors in Possession with the Bankruptcy Court, as required by Bankruptcy Code ss. 521 and the Bankruptcy Rules, as such schedules and statements may be amended by the Debtors in Possession from time to time in accordance with
          Bankruptcy Rule 1007.

     170. "SEALED AIR" shall mean Sealed Air Corporation and Cryovac, Inc.

     171. "SEALED AIR COMMON STOCK" shall mean the voting common stock, par value $0.10 per share, of Sealed Air.

     172. "SEALED AIR INDEMNIFIED PARTIES" shall mean Sealed Air Corporation,
          Cryovac, Inc. and all of their parent corporations, subsidiary corporations, joint ventures, Affiliates, and sister corporations, and any and all of their past, present and future agents, servants, officers, directors, employees, successors, assigns, heirs, executors, administrators, legal representatives, beneficiaries, insurers (but solely to the extent of coverage procured by Sealed Air Corporation
          (after March 31, 1998) or Cryovac, Inc. (after such date) of any liabilities of Sealed Air for Asbestos Claims), or any of them, including any Entity acting on behalf of or at the direction of any them, but specifically excluding (i) the Debtors, (ii) all Non-Debtor
          Affiliates, (iii) Fresenius (to the extent of any and all claims, damages or debts arising out of the Fresenius Transaction as defined in the Sealed Air Settlement Agreement), and (iv) any and all insurers of the Debtors or the Non-Debtor Affiliates to the extent that they have provided coverage for Asbestos Claims now or hereafter asserted or which could have been asserted at any time against the Debtors or the Non-Debtor Affiliates.

     173. "SEALED AIR PAYMENT" shall mean the payment delivered, on or as soon as practicable following the Effective Date, for and on behalf of
          Sealed Air to the Asbestos Trust pursuant to the terms of the Sealed
          Air Settlement Agreement. The Sealed Air Payment shall consist of: (i)
          five hundred twelve million five hundred thousand dollars
          ($512,500,000) in Cash, plus interest thereon from December 21, 2002 until the Effective Date, at a rate of 5.5% per annum compounded annually and (ii) nine million (9,000,000) shares of Sealed Air Common
          Stock (subject to adjustment as provided in the Sealed Air Settlement
          Agreement).

     174. "SEALED AIR SETTLEMENT AGREEMENT" shall mean that certain agreement, in the form attached as Exhibit 12 in the Exhibit Book, dated November
          10, 2003 and Filed with the Bankruptcy Court on November 26, 2003, as amended to address the Debtors' objections thereto, or otherwise.

     175. "SEC" shall mean the United States Securities and Exchange Commission.

     176. "SECOND HAND CLAIM" has the meaning specified in Section 5.3(a) of the
          PI-SE TDP or PI-AO TDP, as applicable.

     177. "SECURED CLAIM" shall mean a Claim that is: (i) secured by a lien (as such term is defined in Bankruptcy Code ss. 101(37)) on property in which the Debtors have an interest, which lien is valid, perfected, and enforceable under applicable law or by reason of a Final Order, or
          (ii) entitled to setoff under Bankruptcy Code ss. 553, to the extent of (A) the value of the Claimant's interest in the Debtor's interest in such

                                       18

          property or (B) the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code ss. 506(a).

     178. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     179. "SETTLED ASBESTOS INSURANCE COMPANY" shall mean any Asbestos Insurance
          Entity (other than a Resolved Asbestos Insurance Company) that has entered into an Asbestos Insurance Settlement Agreement with the
          Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, or any of
          them or their predecessors, as of the Effective Date, pursuant to which such Asbestos Insurance Entity must still perform its obligations under such Asbestos Insurance Settlement Agreement and which is listed on a list to be included in the Plan Supplement, but only with respect to any Asbestos Insurance Policy scheduled immediately therewith.

     180. "SETTLORS" shall have the meaning ascribed to it on page 1 of the
          Asbestos Trust Agreement.

     181. "SIGNIFICANT OCCUPATIONAL EXPOSURE" shall have the meaning set forth in Section 5.4(b)(2) of the PI-SE TDP.

     182. "TAC" shall mean the Trust Advisory Committee.

     183. "TDPS" shall mean the Trust Distribution Procedures.

     184. "TERMINATION DATE" shall have the meaning ascribed to it in Section
          8.2 of the Asbestos Trust Agreement.

     185. "THIRD PARTY INDEMNIFICATION/CONTRIBUTION CLAIM" shall mean an
          Asbestos Claim that is asserted against one or more Debtors and/or the
          Asbestos Trust based upon theories of contribution or indemnification under applicable law. A Third Party Indemnification/Contribution Claim
          shall be an Asbestos PI-SE Claim if and to the extent that it arises from the payment or other satisfaction of a Claim that would have been an Asbestos PI-SE Claim if it had not been paid or otherwise satisfied. A Third Party Indemnification/Contribution Claim shall be an Asbestos PI-AO Claim if and to the extent that it arises from the payment or other satisfaction of a Claim that would have been an
          Asbestos PI-AO Claim if it had not been paid or otherwise satisfied. A
          Third Party Indemnification/Contribution Claim shall be an Asbestos PD
          Claim if and to the extent that it arises from the payment or other satisfaction of a Claim that would have been an Asbestos PD Claim if it had not been paid or otherwise satisfied.

     186. "TLC" shall mean total lung capacity, which is the total volume of air in the lung after maximal inspiration.

     187. "TRUST ADVISORY COMMITTEE" or "TAC" shall mean the Trust Advisory
          Committee established pursuant to the terms of the Plan and having the powers, duties and obligations set forth in the Asbestos Trust
          Agreement.

     188. "TRUST BY-LAWS" shall mean the by-laws of the Asbestos Trust, as authorized under Section 3.1(c)(viii) of the Asbestos Trust Agreement.

     189. "TRUST DISTRIBUTION PROCEDURES" or "TDPS" shall mean, collectively, the PI-SE TDP, the PI-AO TDP, and the PD TDP.

     190. "TRUSTEE" shall mean any individual confirmed by the Court to serve as a trustee of the Asbestos Trust, pursuant to the terms of the Plan, the Confirmation Order and the Asbestos Trust Agreement, or who
          subsequently may be appointed pursuant to the terms of the Asbestos
          Trust Agreement.

     191. "UNKNOWN CAUSES OF ACTION" shall mean any Retained Causes of Action of which the Debtors are unaware at the time Exhibit 11 in the Exhibit
          Book is filed, and are therefore not listed on that Exhibit.

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     192. "UNLIQUIDATED CLAIM" shall mean: (i) any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be fixed, or (ii) any Claim for which no Allowed Amount has been determined.

     193. "UNSECURED CREDITORS' COMMITTEE" shall mean the Official Committee of
          Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11
          Cases pursuant to Bankruptcy Code ss. 1102.

     194. "UNSECURED PASS-THROUGH EMPLOYEE RELATED CLAIMS" shall mean all Claims
          (including accrued but unpaid pension Claims from the Petition Date)
          for compensation and benefits related to the Debtors' employment of their current and former employees. Workers' Compensation Claims are not included within the Class of Unsecured Pass-Through Employee
          Related Claims.

     195. "VOTING AGENT" shall mean Bankruptcy Management Corporation, the party to whom all Ballots and/or Master Ballots should be submitted.

     196. "VOTING DEADLINE" shall mean, 4:00 P.M. Eastern Time on April 1, 2005, which is the deadline by which anyone seeking to cast a Ballot or
          Master Ballot must submit such Ballot and/or Master Ballot, so that it is received by the Voting Agent.

     197. "VOTING RECORD DATE" shall mean two (2) Business Days after the entry of the Disclosure Statement Order.

     198. "WARRANTS" shall mean the redeemable restricted warrants to purchase
          Parent Common Stock at an exercise price of $0.01 per share, issued to the Asbestos Trust for the benefit of the Holders of Asbestos PI-AO
          Claims and exercisable in accordance with the Plan Documents, pursuant to a warrant agreement substantially in the form of Exhibit 15 in the
          Exhibit Book.

     199. "WORKERS' COMPENSATION CLAIMS" shall mean any Claim: (i) for benefits under a state-mandated workers' compensation system, which a past, present, or future employee of the Debtors or their predecessors is receiving, or may in the future have a right to receive and/or (ii)
          for reimbursement brought by any insurance company or state agency as a result of payments made to or for the benefit of such employees under such a system and fees and expenses incurred under any insurance policies or laws or regulations covering such employee claims.

     200. "WRG ASBESTOS TRUST" shall mean the Asbestos Trust.

     201. "WRG ASBESTOS TRUST AGREEMENT" shall mean the Asbestos Trust
          Agreement.

     202. "ZAI" shall mean Zonolite Attic Insulation, which is a loose-fill, non-roll vermiculite product primarily used in home attic insulation, that may contain naturally occurring asbestos.

     203. "ZAI CLAIMS" shall mean: (i) a Claim, Demand, or remedy, including all related claims, debts, obligations, or liabilities for compensatory
          (including general, special, and consequential damages) and punitive damages, (ii) a cross-claim, contribution claim, subrogation claim, reimbursement claim or indemnity claim, or (iii) any debt, liability, or obligation of one or more of the Debtors or any other Asbestos
          Protected Party (whether or not such Claim, Demand, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), for, relating to, or arising out of, resulting from, or attributable to, directly or indirectly property damage, including the cost of removal, abatement, or diminution in the value thereof, or environmental damage or economic loss caused or allegedly caused, by the ZAI sold, manufactured, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors (or any of their respective past or present Affiliates, or any

                                       20

          of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable). ZAI Claims are included within the Class of Asbestos PD
          Claims.

                                       21

Other Terms/Interpretation

          (a)  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the other genders.

     (b)  When used in a Plan Document, the term "Claim" shall be broadly construed to include all manner and type of Claim, whenever and wherever such Claim may arise, and shall include Asbestos PI-SE
          Claims, Asbestos PI-AO Claims, and Asbestos PD Claims.

     (c)  Any reference in a Plan Document to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions shall mean that such document shall be substantially in such form or substantially on such terms and conditions.

     (d)  Any reference in a Plan Document to an existing document or exhibit in the Exhibit Book Filed or to be Filed shall mean the document or exhibit as it may have been or may be amended, modified or supplemented.

     (e)  Any reference to an Entity as a Holder of a Claim shall include that
          Entity's successors, assigns and affiliates.

     (f)  The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to a Plan Document as a whole and not to any particular section, subsection, or clause contained in a Plan
          Document.

     (g)  The word "including" (and, with correlative meaning, the forms of the word "include") shall mean including, without limiting the generality of any description preceding that word; and the words "shall" and
          "will" are used interchangeably and have the same meaning.

     (h)  Unless otherwise indicated herein, all references to dollars are to
          United States dollars.

     (i)  An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the
          Bankruptcy Code, unless the context shall otherwise require.

     (j)  The descriptive headings contained in Plan Documents are included for convenience of reference only and are not intended to be a part of and shall not affect in any way the meaning or interpretation of Plan
          Documents.

     (k)  All references in Plan Documents to sections, articles, and exhibits are references to sections, articles and exhibits of or to Plan
          Documents unless otherwise specified.

     (l)  Unless otherwise expressly provided herein, in computing any period of time prescribed or allowed by a Plan Document, the provisions of
          Bankruptcy Rule 9006(a) shall apply.

     (m)  The rules of construction set forth in Bankruptcy Code ss. 102 shall apply.

                                       22